BY-LAWS
                                       OF
                     SAGE LIFE ASSURANCE COMPANY OF NEW YORK

                               ARTICLE I - OFFICES

     The office of Sage Life Assurance Company of New York (the "Corporation") shall be located in the City of White Plains, County of Westchester, State of New York. The Corporation may also maintain offices at such other places within or without the State of New York as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETINGS OF SHAREHOLDERS

SECTION 1 - ANNUAL MEETINGS:

     The annual meeting of the shareholders of the Corporation shall be held at a place and time specified by the Board of Directors on the first Tuesday of December, if not a legal holiday in the State of New York, and, if such day is a legal holiday, then on the next succeeding business day not a legal holiday at the corporation's principal office at 10:00 A.M., for the purpose of electing Directors, and transacting such other business as may properly come before the meeting.

SECTION 2 - SPECIAL MEETINGS:



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     Special meetings of the shareholders may be called at any time by the Board of Directors or by the President. The business conducted at such special meetings shall be limited to that which is related to the purposes set forth in the notice required by Section 4 of this Article II.

SECTION 3 - PLACE OF MEETINGS:

     All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

SECTION 4 - NOTICE OF MEETINGS:

     (a) Except as otherwise provided by statute, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by first class mail, not fewer than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to statute, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the New York Business Corporation Law or an outline of its material terms. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

     (b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

SECTION 5 - QUORUM:

     (a) Except as otherwise provided herein, or by statute, or in the Corporation's Charter (such Charter and any amendments thereto being hereinafter collectively referred to as the "Charter"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.


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     (b)  Despite  the  absence of a quorum at any annual or special  meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any time when a quorum is present at any such adjourned meeting, any business that might have been transacted at the meeting as originally called (if a quorum had originally been present) may be transacted at such adjourned meeting.

SECTION 6 - VOTING:

     (a) Except as otherwise provided by statute or by the Charter, any corporate action, other than the election of Directors, to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares, in person or by proxy, entitled to vote thereon.

     (b) Except as otherwise provided by statute or by the Charter, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

     (c) Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or person to act for him by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

     (d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

                        ARTICLE III - BOARD OF DIRECTORS

SECTION 1 - NUMBER, ELECTION AND TERM OF OFFICE:

     (a) The number of Directors of the Corporation shall be nine, except that the number of Directors shall be increased to thirteen within one year following the end of the calendar year in which the corporation exceeds one and one-half billion U.S. dollars in admitted assets. The number of Directors may be increased by amendment of these By-laws or by vote of a majority of the entire Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director.

     (b) A majority of the Directors must, during their entire terms of service as Directors, be citizens of the United States, and at least three of the


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Directors shall reside in the state of New York. At least one-third (but no less than four) of the Directors, and at least one-third of the members of each committee of the Board of Directors, shall be persons who are not officers or employees of the Corporation or officers or employees of any entity controlling, controlled by or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. No Director need be a shareholder of the Corporation.

     (c) Except as may otherwise be provided herein or in the Charter, the members of the Board of Directors shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares, present in person or by proxy, entitled to vote in the election.

     (d)  A  notice  of   election  of   Directors   shall  be  filed  with  the
Superintendent of Insurance of the State of New York at least ten days before the day of the election.

     (e) Each Director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

     (f) Whenever any Director of the Corporation resigns and a successor is chosen pursuant to the provisions of these By-laws, the successors may not take office or exercise their duties until ten days after written notice of their election has been filed with the Superintendent of Insurance of the State of New York.


SECTION 2 - DUTIES AND POWERS:

     The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Charter or by statute expressly conferred upon or reserved to the shareholders.

SECTION 3 - ANNUAL AND OTHER REGULAR MEETINGS; NOTICE:

     (a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

     (b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

     (c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken within the time required and in the manner set forth in


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paragraph (b) Section 4 of this Article III,  with respect to special  meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

SECTION 4 - SPECIAL MEETINGS; NOTICE:

     (a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the Directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

     (b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, at least ten (10) days before the day on which the meeting is to be held, or shall be sent to him at such place by facsimile or telegram, delivered to him personally, or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

     (c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjournment of a meeting shall not be required to be given.

SECTION 5 - CHAIRMAN:

     At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the Directors shall preside.

SECTION 6 - QUORUM AND ADJOURNMENTS:

     (a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law and by paragraph (b) of this Section 6.

     (b) At least one Director who is not an officer or employee of the Corporation or an officer or employee of any entity controlling, controlled by or under common control with the Corporation and who is not a beneficial owner of a controlling interest in the voting stock of the Corporation or any such entity must be included in any quorum for the transaction of business at any meeting of the Board of Directors or any committee thereof.

     (c) A majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

SECTION 7 - MANNER OF ACTING:



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     (a) At all meetings of the Board of Directors,  each Director present shall have one vote, irrespective of the number of shares of stock, if any, that he may hold.

     (b) Except as otherwise provided by statute, by the Charter, or by these By-laws, the action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

     (c) Any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 8 - VACANCIES:

     Any vacancy in the Board of Directors occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a Director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any Director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

SECTION 9 - RESIGNATION:

     Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10 - REMOVAL:

     Any Director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

SECTION 11 - SALARY:

     The salary to be paid to Directors shall be approved by the Board of Directors; provided, however, that no officer of the Corporation that receives a salary for his or her services as an officer may also receive a salary for his or her services as a Director. In addition, the Board of Directors may, by resolution, allow the expenses of attendance, if any, to be reimbursed to the


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Directors  (including  Directors who are also officers of the  Corporation)  for their attendance at each regular or special meeting of the Board. Nothing herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12 - CONTRACTS:

     (a) Except as provided by Section 1411 of the New York Insurance Law, no contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any Director be liable in any way by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

     (b) Except as provided in Section 1411 of the New York Insurance Law, any Director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction that would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

SECTION 13 - LOANS:

     The Corporation shall make no loan to any Director, directly or indirectly, or through any of its subsidiaries; nor shall any Director accept any loan directly or indirectly.

SECTION 14 - COMMITTEES:

     (a) The Board of Directors, by resolution adopted by a majority of the entire Board, shall establish a committee comprised solely of Directors who are not officers or employees of the Corporation or officers or employees of any entity controlling, controlled by or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. Such committee shall have the following responsibilities, among others: recommending the selection of independent certified public accountants; reviewing the Corporation's financial condition, reviewing the scope and results of the independent audit and any internal audit, nominating candidates for Director for election by shareholders, evaluating the performance of officers deemed by such committee to be principal officers of the Corporation, recommending to the Board of Directors the selection and compensation of such principal officers, and recommending to the Board of Directors any plan to issue options to its officers and employees for the purchase of shares of stock.


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     (b) The Board of  Directors,  by  resolution  adopted by a majority  of the entire Board, may from time to time establish other committees and designate the Directors who will be members and, if desired, alternate members thereof. Each committee will have such powers and authority (to the extent permitted by law) as may be provided in such resolution, and will consist of at least three members, except that the number of members of each major committee shall be increased to five within one year following the end of the calendar year during which the admitted assets of the Corporation exceeds the limit prescribed by the New York Insurance Law for New York domiciled life insurance companies with nine directors. At least one-third of the Directors on each committee shall be persons who are not officers or employees of the Corporation or officers or employees of any entity controlling, controlled by or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. Each committee shall serve at the pleasure of the Board.

     (c) At all meetings of committees of the Board of Directors, the presence of all of the members of a committee comprised of less than five members, and the presence of a majority of the entire committee for committees comprised of five members or more, shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.

                              ARTICLE IV - OFFICERS

SECTION 1 - NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE:

     (a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a Director of the Corporation.

     (b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

     (c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

SECTION 2 - RESIGNATION:

     Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3 - REMOVAL:



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     Any officer may be removed,  either with or without cause,  and a successor may be elected by a majority vote of the Board of Directors at any time.

SECTION 4 - VACANCIES:

     A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

SECTION 5 - DUTIES OF OFFICERS:

     Officers of the Corporation, unless otherwise provided by the Board of Directors, each shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-laws, or may from time to time by specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation.

SECTION 6 - SURETIES AND BONDS:

     In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation that may come into his hands.

SECTION 7 - SHARES OF OTHER CORPORATIONS:

     Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, Vice President, or such other person as the Board of Directors may authorize.


                           ARTICLE V - SHARES OF STOCK

SECTION 1 - CERTIFICATE OF STOCK:

     (a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. Such certificates shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

     (b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise provided by law.


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     (c) To the extent  permitted by law, the Board of Directors  may  authorize the issuance of  certificates  for  fractions of a share which shall entitle the
holder  to  exercise  voting  rights,   receive  dividends  and  participate  in
liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

SECTION 2 - LOST OR DESTROYED CERTIFICATES:

     The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

SECTION 3 - TRANSFERS OF SHARES:

     (a) Transfers of shares of the Corporation shall be made only on the share records of the Corporation by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

     (b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 4 - RECORD DATE:

     In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders


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entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date for the adjourned meeting.

                             ARTICLE VI - DIVIDENDS

     (a) Subject to applicable law, dividends to shareholders may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

     (b) The Corporation shall file any notice with the Superintendent of Insurance of the State of New York that is required by the New York Insurance Law in connection with the declaration and payment of dividends to shareholders.

                            ARTICLE VII - FISCAL YEAR

     The fiscal year of the Corporation shall be the calendar year, unless applicable law permits otherwise, in which case the fiscal year shall be fixed by the Board of Directors from time to time in accordance with applicable law.

                          ARTICLE VIII - CORPORATE SEAL

     The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

                             ARTICLE IX - AMENDMENTS

SECTION 1 - BY SHAREHOLDERS:

     All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of Directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

SECTION 2 - BY DIRECTORS:

     The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal By-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the


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quorum for meetings of shareholders  or of the Board of Directors,  or to change any  provisions  of the By-laws  with respect to the removal of Directors or the
filling  of  vacancies  in  the  Board   resulting   from  the  removal  by  the
shareholders. If any By-law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors, the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

SECTION 3 - APPROVAL:

     No By-law, or amendment or repeal of a By-law, shall be effective until it is approved by the Superintendent of Insurance of the State of New York.

                    ARTICLE X - INDEMNIFICATION AND INSURANCE

SECTION 1 - INDEMNIFICATION:

     (a) The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, that any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such Director or officer (i) acted in good faith, for a purpose that he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and (ii) in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption (i) that any such person did not act in good faith, for a purpose that he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or (ii) that he had reasonable cause to believe that his conduct was unlawful.

     (c) The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of


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any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such Director or officer acted in good faith, for a purpose that he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation; except that no indemnification under this subsection (c) shall be made in respect of (i) a threatened action, or a pending action that is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     (d) (1) No payment of indemnification, advancement or allowance under Sections 721-727 of the New York Business Corporation Law shall be made by the Corporation unless a notice has been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the payees, the amounts, the manner in which such payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

     (2) If any action with respect to indemnification of Directors or officers of the Corporation shall be taken by amendment of the By-laws, such action shall be in accordance with the approval requirements in Section 1210 of the New York Insurance Law.

     (3) If any action shall be taken by resolution of Directors, or by agreement or otherwise, a notice shall be filed with the Superintendent of Insurance of the State of New York not less than thirty days thereafter specifying the action taken.

SECTION 2 - OTHER INDEMNIFICATION:

     The Corporation may, to the fullest extent permitted by law, indemnify or advance the expenses of any other person including agents and employees to whom the Corporation is permitted by law to provide indemnification or advancement of expenses.

SECTION 3 - PAYMENT OF EXPENSES IN ADVANCE:

     To the fullest extent permitted by the New York Business Corporation Law, the Corporation will advance, to any person who may be entitled to indemnification under Sections 1 or 2, sums with which to pay expenses incurred by that person in defending against the claims, actions or proceedings for which such person may become entitled to indemnification, upon receipt of an undertaking by or on behalf of such person to repay the sums that are advanced if it is ultimately determined that such person is not entitled to


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indemnification  under  Sections  1 or 2 or to the  extent  the  sums  that  are advanced exceed the indemnification to which such person is entitled.

SECTION 4 - ENFORCEMENT, DEFENSES:

     The right to  indemnification  or advancement  of expenses  granted by this
Article X shall be enforceable by the person in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses under Section 3 of this Article X where the required undertaking has been received by the Corporation) that the claimant has conducted himself in a manner that would preclude the Corporation from indemnifying him pursuant to Sections 1 or 2 of this Article X, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination that indemnification of the claimant is proper in the circumstances, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that indemnification of the claimant is not proper in the circumstances shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification.

SECTION 5 - SURVIVAL:  SAVINGS CLAUSE; PRESERVATION OF OTHER RIGHTS:
-------------------------------------------------------------------

     (a) The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each person who serves in such capacity at any time while these provisions are in effect, and any repeal or modification of the New York Business Corporation Law shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts, except as provided by law. Such a contract right may not be modified retroactively without the consent of such person, except as provided by law.

     (b) If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person of the Corporation against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with any actual or threatened action or proceeding, whether civil or criminal, including any actual or threatened action by or in the right of the Corporation, or any appeal therein, to the fullest extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

     (c) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other by-law, agreement, vote of shareholders or Directors or otherwise,


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both as to action in his official  capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation is hereby authorized to
provide  further   indemnification  if  it  deems  advisable  by  resolution  of shareholders or Directors, by amendment of these By-laws or by agreement.

SECTION 6 - INSURANCE:

     The Corporation may purchase and maintain insurance to indemnify officers, Directors and others against costs or liabilities incurred by them in connection with the performance of their duties and any activities undertaken by them for, or at the request of, the Corporation, to the fullest extent permitted by the New York Business Corporation Law and the New York Insurance Law.

SECTION 7 - NEW YORK BUSINESS CORPORATION LAW AND INSURANCE LAW:

     All references to the New York Business Corporation Law and the New York Insurance Law in these By-laws shall mean such laws as they may from time to time be amended.